UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2023 (August 18, 2023)
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EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Changil Ahn

On August 18, 2023, Changil Ahn resigned from the Board of Directors (the “Board”) and the Audit Committee for personal reasons, effective immediately as of such date. His resignation did not result from any disagreement regarding any matter related to the operations, policies or practices of Exicure, Inc. (the “Company”).

Resignation of Jung Sang (Michael) Kim

On August 18, 2023, Jung Sang (Michael) Kim resigned from the Board for personal reasons, effective immediately as of such date. His resignation did not result from any disagreement regarding any matter related to the Company’s operations, policies or practices.

Election of Directors to the Board of Directors

The Board appointed Hyuk Joon (Raymond) Ko, Dongho Lee and Hojoon Lee to the Board, effective August 21, 2023. Mr. Ko will serve as a Class III director for a term expiring at the Company’s 2023 annual meeting of stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Dongho Lee will serve as a Class I director for a term expiring at the Company’s 2024 annual meeting of stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Hojoon Lee will serve as a Class II director for a term expiring at the Company’s 2025 annual meeting of stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Mr. Ko and Dongho Lee will serve on the Audit Committee of the Board.

There are no family relationships between any of Mr. Ko, Dongho Lee or Hojoon Lee and any director or executive officer of the Company. Each of Mr. Ko and Dongho Lee has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Hojoon Lee is a director and/or officer of CBI USA, Inc. (“CBI USA”), its parent company CBI Co., Ltd. and DGP Co., Ltd. (“DGP”). Except with respect to previously disclosed transactions between CBI USA and the Company, Hojoon Lee has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K . There are no other arrangements or understandings between Mr. Ko, Dongho Lee and, other than through his affiliation with CBI USA and DGP, Hojoon Lee and any other persons pursuant to which they were selected.

For their services on the Board, each of Mr. Ko, Dongho Lee and Hojoon Lee will receive an annual retainer of $20,000. The Company also intends to enter into the Company’s standard form of indemnification agreement with Mr. Ko, Dongho Lee and Hojoon Lee.

Executive Management Change

In connection with his resignation from the Board, Mr. Kim also resigned as the Chief Executive Officer, Chief Financial Officer, President and Secretary of the Company. On August 21, 2023, in connection with Mr. Kim’s resignation, the Board appointed Paul Kang as the Chief Executive Officer and President of the Company and Jiyoung Hwang as the Chief Financial Officer and Secretary of the Company.

Mr. Kang, age 62, has served as the director of the Company since February 2023. Prior to his work at the Company, he served as CEO of Alta Capital Group, focusing on cross border merchant banking with offices in New York, Seoul, Tokyo, Hong Kong, London and San Francisco. After receiving his A.B. in applied mathematics from Harvard College and his M.B.A. from the Stanford Graduate School of Business, Mr. Kang began his 35-year investment and merger advisory career at Goldman Sachs in New York. His biopharma experience began with advising LG on the first Korean FDA-approved drug in the late 90s. Mr. Kang has served as an interim CEO for a range of industries, and his investment experience includes leading the acquisition for KBL Healthcare Acquisition Corp., the first successful healthcare SPAC. Mr. Kang also serves as an officer of CBI USA.

Ms. Hwang, age 46, has served as the director of the Company since April 2023. As previously disclosed in connection with the board appointment, Ms. Hwang has served as an investment consultant in the bio industry since 2017, working on investments in Viral Gene, Liminatus Pharma, Epivara and Hyperfine. Prior to 2017, she was the Managing Director of Intervest Co., Ltd., a venture capital fund. Prior to 2017, she also served as a Managing Director at Neoplux Co., Ltd., a Fund Manager at National Agricultural Cooperative Federation, a Manager at NEXUS Investment Co., Ltd., a Manager at Pulmuone Holdings Co., Ltd. and Venture Capitalist & Analyst at Hyundai Venture Investment Corp. Ms. Hwang holds a bachelor’s degree in Life Science from Pohang University of Science of Technology and a graduate degree in Environmental Management from Graduate School of Environmental Studies, Seoul National University. Ms. Hwang also serves as a director of CBI USA.

Other than their affiliations with CBI USA, Mr. Kang and Ms. Hwang were not selected pursuant to any arrangements or understandings between each of them and any other person. There are no family relationships between any of Mr. Kang or Ms. Hwang and any director or executive officer of the Company. Other than as previously disclosed, each of Mr. Kang and Ms. Hwang has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Kang was appointed as the Company’s principal executive officer, and Ms. Hwang was appointed as the Company’s principal financial officer. For their services as executive officers, Mr. Kang and Mr. Hwang will each receive an annual base salary of $150,000. The Company also intends to enter into employment agreements with Mr. Kang and Ms. Hwang.

Item 7.01    Regulation FD Disclosure

On August 23, 2023, the Company issued a press release regarding the changes to the management and the Board, which is attached hereto as Exhibit 99.1.

The information in this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Items 7.01 and 9.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated August 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2023	EXICURE, INC.

	By:	/s/ Paul Kang
Paul Kang
Chief Executive Officer